UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 17, 2009

WPT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (323) 330-9900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 17, 2009, WPT Enterprises, Inc. (the “Company) issued a press release discussing fourth quarter and full year 2008 financial results.  A copy of the press release was furnished in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on February 18, 2009.

The Company is revising that press release and amending that Current Report to include a value for the financial asset created when UBS AG (“UBS”), the broker that holds our auction rate securities portfolio (“ARS”), agreed to purchase our ARS (“Put Rights”) and an impairment charge now that the Company is relying on UBS to purchase our ARS.  The offsetting changes do not affect 2008 net income or cash flows and are not material to the previously reported December 28, 2008 balance sheet information.  The Company recorded a $605,000 increase in interest income for the value of the Put Rights and a $605,000 decrease in interest income for the impairment of the ARS in the fourth quarter of 2008.  The ARS impairment was the unrealized holding loss that was previously reported in other comprehensive loss.

In November 2008, the Company accepted an offer from UBS that requires UBS to purchase our ARS at par value at any time during the period of June 30, 2010 through July 2, 2012.  Conversely, UBS has the right, in its discretion, to purchase or sell our ARS at any time until July 2, 2012, so long as we are paid par value.  The Company expects to sell our ARS under the Put Rights.  However, if the Put Rights are not exercised before July 2, 2012 they will expire and UBS will have no further obligation to buy our ARS.

UBS’s obligations under the Put Rights are not secured by its assets and do not require UBS to obtain any financing to support its performance obligations under the Put Rights.  UBS has disclaimed any assurance that it will have sufficient financial resources to satisfy its obligations under the Put Rights and UBS’s obligations are not guaranteed by any other party.

The consolidated balance sheet at December 28, 2008 and the consolidated statements of loss and comprehensive loss for the three months and year ended December 28, 2008 have been revised to reflect the changes discussed above.

WPT ENTERPRISES, INC.

Consolidated Balance Sheets

(In thousands)

	December 28, 2008	December 30, 2007
Assets
Current assets:
Cash and cash equivalents	$11,665	$3,852
Investments in debt securities	2,088	22,971
Accounts receivable, net	2,099	2,758
Deferred television costs	1,962	2,198
Other	1,222	830
	19,036	32,609

Investments in debt securities and put rights	3,900	4,200
Property and equipment, net	1,408	1,462
Investment	1,000	2,923
Other	537	503
	$25,881	$41,697

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$487	$736
Accrued payroll and related	269	988
Other accrued expenses	1,149	1,308
Deferred revenue	1,913	2,870
	3,818	5,902

Commitments and contingencies

Stockholders’ equity	22,063	35,795
	$25,881	$41,697

WPT ENTERPRISES, INC.

Consolidated Statements of Loss and Comprehensive Loss

(In thousands, except per share data)

	Three months ended		Year ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Revenues:
Television	$1,332	$3,621	$9,839	$14,143
Product licensing	569	1,001	2,483	3,619
Online gaming	289	221	1,045	1,150
Event hosting and sponsorship fees	120	206	1,496	2,583
Other	305	46	618	217
	2,615	5,095	15,481	21,712

Cost of revenues	798	1,630	7,250	8,224
Gross profit	1,817	3,465	8,231	13,488

Selling, general and administrative expense	5,293	5,758	21,730	22,700
Asset impairment and abandonment charges	—	—	1,923	2,270
Loss from operations	(3,476)	(2,293)	(15,422)	(11,482)

Other income:
Realized gain on sale of investment	—	—	11	—
Interest	158	420	962	1,779
Loss before income taxes	(3,318)	(1,873)	(14,449)	(9,703)

Income taxes	—	70	—	70
Net loss	(3,318)	(1,803)	(14,449)	(9,633)

Unrealized gain (loss) on securities	1,259	33	(11)	63
Comprehensive loss	$(2,059)	$(1,770)	$(14,460)	$(9,570)

Net loss per common share - basic and diluted	$(0.16)	$(0.09)	$(0.70)	$(0.47)

Weighted-average common shares outstanding - basic and diluted	20,603	20,603	20,603	20,603

The information in this Item 2.02 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

February 24, 2009	By:	/s/ Thomas Flahie

Name: Thomas Flahie
Title: Interim Chief Financial Officer